Exhibit 23

Sixth Amended and Restated Owens-Illinois, Inc.

Long-Term Savings Plan

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69624) pertaining to the Sixth Amended and Restated Long Term Savings Plan of Owens-Illinois, Inc. of our report dated June 27, 2014, with respect to the financial statements and schedule of the Sixth Amended and Restated Owens-Illinois, Inc. Long Term Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Ernst & Young LLP

Toledo, Ohio

June 27, 2014